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                                   EXHIBIT 11

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                                   EXHIBIT 11

                      MOBLEY ENVIRONMENTAL SERVICES, INC.

                      Computation of Loss Per Common Share
                          Year Ended December 31, 1997


          Loss from continuing operations                   $   (4,000)
          Income from discontinued operations                2,397,000
                                                            ----------
               Net income                                   $2,393,000
                                                            ----------
                                                            ----------

          Weighted average number of
          common shares outstanding
          during the period                                  8,835,293
                                                            ----------
                                                            ----------

               Net income (loss) per share:
                   Continuing operations                    $    (0.00)
                   Discontinued operations                  $      .27
                                                            ----------
                                                            $      .27
                                                            ----------
                                                            ----------